Exhibit 23 (j)(I)

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 49 to Registration Statement No. 2-21600 of Bridges Investment Fund, Inc. on Form N-1A of our report dated January 16, 2003, in the Statement of Additional Information, which is part of this Registration Statement and to the reference to us under the heading "Independent Auditors" in such Statement of Additional Information. We also consent to the reference to us under the heading "Financial Highlights" in the Prospectus, which is also part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Omaha, Nebraska

February 27, 2003

Exhibit 23 (j)(ii)

Consent of Independent Auditor's

We consent to the use of our report dated January 10, 2002 incorporated herein by reference and to the reference to our Firm under the headings "Financial Highlights" in the Prospectus and "Management of the Fund" and "Independent Auditors" in the Statement of Additional Information.

/s/ KPMG LLP

KPMG LLP

February 28, 2003

Omaha, Nebraska